                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                            Employee Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         [EMPLOYEE SOLUTIONS INC. LOGO]

                             6225 NORTH 24TH STREET
                             PHOENIX, ARIZONA 85016
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 9, 1997
                            ------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Employee Solutions, Inc., an Arizona corporation (the
"Company"), will be held on Wednesday, July 9, 1997 at 9:00 a.m. local time, at The Scottsdale Plaza Resort, 7200 North Scottsdale Road, Scottsdale, Arizona for the following purposes:

          (1) To elect six directors to serve for the next year or until their successors are elected;

          (2) To consider and act upon a proposal to amend the Company's 1995 Option Plan to limit the number of shares of Common Stock for which any individual may receive an option in a year to 250,000 shares; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 5, 1997 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By order of the Board of Directors

                                          [Roy Flegenheimer Signature]
                                          ROY FLEGENHEIMER
                                          Secretary

Phoenix, Arizona
June 4, 1997

IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        [EMPLOYEE SOLUTIONS, INC. LOGO]

                             6225 NORTH 24TH STREET
                             PHOENIX, ARIZONA 85016

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 9, 1997
                            ------------------------

               SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Employee Solutions, Inc. (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's shareholders commencing on or about June 9, 1997.

     A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. It is not anticipated that any other persons will be engaged to solicit proxies. However, the Company may seek services of an outside proxy solicitor in the event such services become necessary. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 6225 North 24th Street, Phoenix, Arizona 85016.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on May 5, 1997 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 30,871,017 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The affirmative vote of a majority of such quorum is required with respect to the approval of Proposal 2 set forth herein.

     Each shareholder present, either in person or by proxy, will have cumulative voting rights with respect to the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of shares of Common Stock of the Company held by the shareholder on the Record Date multiplied by the number of directors to be elected, and such votes may be cast for any single nominee or divided among two or more nominees. The six nominees, or such fewer number of nominees as may stand for election, receiving the highest number of votes will be elected to the Board of Directors. There are no conditions precedent to the exercise of cumulative voting rights. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Proxy Statement (the "Proxy Holders") will vote the proxies received by them for the Company's six nominees set forth in "Election of Directors" below. If additional persons are nominated for election as directors, the Proxy Holders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the Company's nominees as possible, and, in such event, the specific nominees for whom votes will be cast will be determined by the Proxy Holders. If authority to vote for any nominee of the Company is withheld in any proxy, the Proxy Holders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees of the Company.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will include abstentions and broker non-votes in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     All share and per-share information in this Proxy Statement has been adjusted to reflect two-for-one stock splits effected in the form of 100% stock dividends effective January 16, 1996 and July 26, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at May 5, 1997 with respect to (i) each person who beneficially owns more than 5% of the Company's outstanding Common Stock including such person's address, (ii) each director of the Company and each person nominated to become a director at the Annual Meeting, (iii) each of the executive officers listed in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group. On May 5, 1997, there were issued and outstanding 30,871,017 shares of Common Stock, each entitled to vote at the Annual Meeting.

                                                                       SHARES BENEFICIALLY
                                                                            OWNED(1)
                                                                     -----------------------
                                                                      NUMBER         PERCENT
                                                                     ---------       -------
    Harvey A. Belfer(2)............................................  1,830,480          5.9%
    6225 N. 24th Street
    Phoenix, Arizona 85016
    Marvin D. Brody(3).............................................  2,709,088          8.8%
    6225 N. 24th Street
    Phoenix, Arizona 85016
    Edward L. Cain, Jr. ...........................................    656,370          2.1%
    Jeffery A. Colby(4)............................................     26,694            *
    Roy A. Flegenheimer(5).........................................    349,999          1.1%
    Robert L. Mueller(2)...........................................     80,000            *
    Henry G. Walker................................................          0            *
    All executive officers and directors
      as a group (10 persons)(6)...................................  5,702,630         18.5%
    American Century Companies, Inc.(7)............................  2,656,400          8.6%
    4500 Main Street
    Kansas City, MO 64111
    Putnam Investments, Inc.(8)....................................  1,822,107          5.9%
    One Post Office Square
    Boston, MA 02109

---------------
 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Voting and investment power shared with spouse.

(3) Includes 2,309,088 shares held by a limited partnership of which Mr. Brody and his spouse are the general partners and Mr. Brody, his spouse and adult children are the limited partners. Also, includes 400,000 shares of Common Stock held by an entity wholly-owned by Mr. Brody's spouse, as to which Mr. Brody disclaims beneficial ownership.

(4) Includes 26,666 shares which Mr. Colby has the right to acquire upon the exercise of stock options.

(5) Includes 331,999 shares which Mr. Flegenheimer has the right to acquire upon the exercise of stock options.

(6) In addition to the options referred to in the above notes, includes 49,999 shares which other executive officers have the right to acquire upon the exercise of stock options.

(7) Information derived from a report on Schedule 13G dated February 5, 1997 filed by American Century Companies, Inc. ("ACC"), American Century Investment Management, Inc. ("ACIM"), American Century Mutual Funds, Inc. ("ACMF") and James E. Stowers, Jr. ("Mr. Stowers"), reporting sole voting and dispositive power as to 2,656,400 shares of Company Common Stock at December 31, 1996. The report states that ACIM, a registered investment advisor and wholly-owned subsidiary of ACC, manages investments of six investment companies, including ACMF, and the assets of other institutional investor accounts. At December 31, 1996, ACMF owned 2,600,000 of the shares of Common Stock that were the subject of the report. ACC, as a result of its control of ACIM, and Mr. Stowers, as a result of his control of ACC, are also deemed to beneficially own all such shares deemed to be beneficially owned by ACIM; however, Mr. Stowers, ACC and ACIM all disclaimed beneficial ownership of the reported shares.

(8) Information derived from a report on Schedule 13G dated January 27, 1997 filed by Putnam Investments, Inc. ("PI"), Putnam Investment Management, Inc. ("PIM"), the Putnam Advisory, Inc. ("PAC") and Marsh & McLennan Companies, Inc. ("MMC"), reporting beneficial ownership of an aggregate of 1,822,107 shares of Company common stock at December 31, 1996. The report states that PIM, the investment advisor to the Putnam family of mutual funds, had shared dispositive power as to 1,715,307 shares of Common Stock and that PAC, investment advisor to Putnam institutional clients, had shared dispositive power as to 106,800 shares of Common Stock, with shared voting power as to 60,100 of such shares. PIM and PAC are wholly-owned subsidiaries of PI, which in turn is a wholly-owned subsidiary of MMC. Although PI reports beneficial ownership of the shares held by PIM and PAC, MMC does not. PI and MMC both disclaim beneficial ownership of the reported shares.

    In 1996, the Company paid Marsh & McLennan, Incorporated, an affiliate of MMC, approximately $150,000 for consulting and related services.

                                 PROPOSAL 1 --

                             ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the Company's nominees, Harvey A. Belfer, Marvin D. Brody, Edward L. Cain, Jr., Jeffery A. Colby, Robert L. Mueller, and Henry G. Walker. Each director will hold office until the next annual meeting of shareholders and thereafter until his successor is elected and has qualified. Cumulative voting is permitted under Arizona law in the election of directors. The number of directors may be increased to a maximum of nine.

     If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of the directors and certain information about them are set forth below.

                                                                                        DIRECTOR
NAME                                     AGE   POSITION WITH COMPANY                     SINCE
---------------------------------------  ---   ---------------------------------------  --------
Marvin D. Brody........................  54    Chairman of the Board, President, Chief
                                               Executive Officer and Director             1991
Harvey A. Belfer.......................  59    Director                                   1991
Edward L. Cain, Jr.....................  37    Executive Vice President -- Sales and
                                               Marketing; Director                        1995
Jeffery A. Colby.......................  43    Director; President of TEAM Services       1995
Robert L. Mueller......................  69    Director                                   1995
Henry G. Walker........................  50    Director                                   1996

     Marvin D. Brody co-founded the Company in 1991. He has been a Director of the Company since its inception, became the Company's Chief Executive Officer in November 1994 and has served as President since June 1996. Prior to becoming the Company's Chief Executive Officer, Mr. Brody was engaged in the private practice of law since 1973. He graduated from John Marshall Law School with a Juris Doctorate degree in 1969. Mr. Brody served as an outside director of Prime Financial Partners M.L.P. since 1987 and has resigned effective April 23, 1996.

     Harvey A. Belfer co-founded the Company in 1991 and has been a Director since the Company's inception. He was also the Company's Chief Executive Officer from its founding until November 1994 and its President from its founding until June 1996. From 1984 until 1991, Mr. Belfer was an executive officer of Contract Personnel Systems, Inc. and Corporate Personnel Services, Inc., both PEOs.

     Edward L. Cain, Jr. has been a Director of the Company since July 1995 and Executive Vice President -- Sales and Marketing since April 1997. He was previously the Company's Vice President of Sales since April 1995. Mr. Cain has been President of Employee Solutions -- East, Inc. ("ESEI"), a subsidiary of the Company, since June 1994. See "Certain Transactions" under "Compensation Committee Interlocks and Insider Participation." From 1990 until June 1994 he was the Director of Sales and Marketing for Personal Benefits Group, an Atlanta-based company that brokered PEO services. From 1987 to 1990, he was a sales agent in CIGNA's individual financial service division in Springfield, Massachusetts and later in Grand Rapids, Michigan.

     Jeffery A. Colby has been a Director of the Company since November 1995. Mr. Colby founded TEAM Services, L.P., a PEO in the music and advertising industries, in 1992 and has been its Chief Executive Officer since 1994 and President since January 1996. TEAM Services was acquired by the Company in 1996; see "Certain Transactions" under "Compensation Committee Interlocks and Insider Participation." Since December 1986, Mr. Colby has served as President of Colbyco, Inc., a Chicago-based company which provides consulting, audit and freight bill payment services for the transportation industry. From 1975 to 1986, Mr. Colby was a principal at the Chicago-based law firm of Fox & Grove.

     Robert L. Mueller has been a Director of the Company since February 1995. Mr. Mueller has been an independent consultant since 1993. From 1987 to 1993, he was the President, Chief Operating Officer and a Director of Proler International Corp., a steel recycler in Houston, Texas.

     Henry G. Walker became a Director of the Company in November 1996. Mr. Walker became President and Chief Executive Officer of Sisters of Providence Health System, Seattle, in 1997. Previously, Mr. Walker was President and CEO of HealthPartners of Arizona, Inc., a statewide managed care company, from 1996 to 1997, and President of Health Partners of Southern Arizona from 1992 to 1995.

COMPLIANCE WITH SECTION 16(A) REPORTING REQUIREMENTS

     Under the securities laws of the United States, the Company's directors, its executive officers, and persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. All of these filing requirements were satisfied during the year ended December 31, 1996, except that Mr. Brody did not file on a timely basis two reports relating to a series of transactions resulting from a single sell order of his spouse. Because the transactions were effected over a number of days at various prices, the transactions were reported as 22 separate line items. The filings have been brought current by Mr. Brody. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held eight Directors' meetings during the fiscal year ended December 31, 1996. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.

     The Company's Audit Committee, which was formed in November, 1995, consists of Messrs. Walker (Chair), Belfer and Mueller. The Audit Committee held one meeting during 1996. The Company's Audit Committee reviews the Company's financial reporting, relationships with its independent auditors, and other matters affecting the financial statements of the Company.

     The Company's Compensation Committee, which was formed in April 1996 and commenced functioning in June 1996, consists of Messrs. Mueller (Chair) and Belfer. The Compensation Committee acted by unanimous written consent on eight occasions during 1996. The Compensation Committee reviews executive compensation and stock option awards under the Company's stock option plans.

     The Company does not have a nominating committee. Nominations of persons to be directors and other functions of such committees are considered by the full Board of Directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, with respect to the years ended December 31, 1996, 1995 and 1994, compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer and (ii) the other executive officers who were serving as executive officers at December 31, 1996 and whose total salary and bonus exceeded $100,000 in 1996.

                                                                            LONG TERM
                                                                           COMPENSATION
                                               ANNUAL COMPENSATION         ------------
                                            --------------------------      SECURITIES
                                                          OTHER ANNUAL      UNDERLYING       ALL OTHER
                                                          COMPENSATION     OPTIONS/SARS     COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR     SALARY($)         ($)             (#)(1)            ($)
---------------------------------  ----     ---------     ------------     ------------     ------------
Marvin D. Brody..................  1996     $ 276,246               (3)            --          $5,333(4)
  Chairman, Chief Executive
  Officer,                         1995       165,992       $ 20,493(5)            --           5,244(4)
  President(2)                     1994            --         10,394(5)            --           4,366(4)

Roy A. Flegenheimer..............  1996       177,400               (3)        70,000           5,401(4)
  Chief Operating Officer          1995       151,699               (3)       360,000(6)        5,508(4)
                                   1994       138,846               (3)       160,000(6)        4,663(4)

---------------
(1) Consist entirely of stock options; no stock appreciation rights ("SARs") were granted or are outstanding.

(2) Compensated as Chief Executive Officer since January 1995; became President in June 1996.

(3) Less than 10% of the total of annual salary.

(4) Term life and health insurance premiums.

(5) Automobile lease.

(6) Includes options to purchase 160,000 shares of Common Stock issued in February 1994 which were canceled in April 1995 and simultaneously replaced by options to acquire the same number of shares.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

     The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table receiving grants during such period. Mr. Brody did not receive option grants.

                                                                                              POTENTIAL
                                     INDIVIDUAL GRANTS                                   REALIZABLE VALUE AT
                                ---------------------------                                ASSUMED ANNUAL
                                 NUMBER OF      % OF TOTAL                                 RATES OF STOCK
                                 SECURITIES    OPTION/SARS                               PRICE APPRECIATION
                                 UNDERLYING     GRANTED TO    EXERCISE OR                FOR OPTION TERM(2)
                                OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------
             NAME                GRANTED(#)    FISCAL YEAR      ($/SH)         DATE       5%($)      10%($)
------------------------------  ------------   ------------   -----------   ----------   --------   --------
Roy A. Flegenheimer...........     70,000           7.1%        $ 14.50       6/25/01    $280,426   $619,688

---------------
(1) Consist entirely of stock options and do not include SARs.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Based upon the $7.375 closing price of the Common Stock on May 5, 1997, on that date these options had no realizable value.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUE TABLE(1)

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year. Mr. Brody did not exercise options in 1996 or have options outstanding at year end.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                              OPTIONS AT FY-END(#)              FY-END ($)(2)
                        SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
         NAME           ON EXERCISE(#)         ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------  ---------------   --------------   -----------   -------------   -----------   -------------
Roy A. Flegenheimer...       38,000          $315,300        288,666        203,334      $ 5,310,449    $ 2,772,071

---------------
(1) No SARs are outstanding.

(2) Based on the last trade of the Company's Common Stock on the NASDAQ National Market on December 31, 1996 at $20.50 per share. Based upon the $7.375 closing price of the Common Stock on May 5, 1997, on that date the value of Mr. Flegenheimer's exercisable and unexercisable options was $1,521,708 and $602,063, respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     Roy A. Flegenheimer entered into an employment agreement with the Company on April 21, 1993, which employment agreement has subsequently been amended to revise Mr. Flegenheimer's compensation. The third amendment to Mr. Flegenheimer's employment agreement became effective on October 1, 1995. The third amendment set Mr. Flegenheimer's salary for the period from February 8, 1995 to September 30, 1995 at $98,808, from October 1, 1995 to February 7, 1996 at $60,577, from February 8, 1996 to February 7, 1997 at $175,000, and from February 8, 1997 to February 7, 1998 at $185,000. Mr. Flegenheimer's agreement also provided for the grant of certain stock options in 1993 and 1994. Mr. Flegenheimer's employment agreement ends February 7, 1998, unless earlier terminated.

     Mr. Flegenheimer entered into a new employment agreement with the Company on March 19, 1997, which terminated and replaced his previous employment agreement. Under his new agreement,

Mr. Flegenheimer earns a salary of $185,000, which will be reviewed annually by the Company's Compensation Committee. The agreement also provides that if Mr. Flegenheimer terminates his employment with the Company for any reason other than for cause, by his disability, or by his death, within 12 months from events which constitute a "change of control" (as defined in the agreement), Mr. Flegenheimer will receive a lump sum equal to 2.99 times a base amount as well as a continuation of his medical coverage and other benefits to which he, as a terminated employee, was entitled at the time immediately prior to the change of control. Mr. Flegenheimer's agreement extends indefinitely, but is terminable by either the Company or Mr. Flegenheimer with stated notice. The Company has entered into substantially similar employee agreements with two other executive officers not named in the compensation table.

     The Company's 1995 Option Plan provides that in the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation (an "Acquisition"), appropriate provision shall be made with respect to outstanding and unexercised options to either (a) substitute on an equitable basis appropriate shares of the surviving corporation for such options or (b) cancel such options upon payment of the fair market value of such options to the respective holders. The Company's 1993 Option Plan provides that in the event of an Acquisition, appropriate provision shall be made with respect to outstanding and unexercised options to either (a) substitute on an equitable basis appropriate shares of the surviving corporation for such options or (b) accelerate the vesting and permit the exercise of all such options prior to such Acquisition.

COMPENSATION OF DIRECTORS

     The Company's directors who do not receive a salary or commissions from the Company receive $500 per each meeting attended, plus reimbursement for reasonable out-of-pocket expenses incurred in attending Board of Directors' meetings. Nonemployee directors of the Company are eligible for the grant of stock options pursuant to the 1993 Option Plan, and are eligible under certain circumstances for option grants under a formula grant provision of the 1995 Option Plan. Under the provisions of the 1995 Option Plan in effect prior to June 1996, every nonemployee director of the Company was automatically granted options to acquire 80,000 shares of the Company's Common Stock upon becoming a director, and subsequently was automatically granted an additional 80,000 options at the fifth annual meeting of shareholders following the initial grant if such director was still a nonemployee director of the Company at that time. In June 1996, the 1995 Option Plan was altered to provide for annual grants of options for 2,500 shares of Common Stock upon election or at the date of the annual meeting (or other day of election) for each non-employee director for ten year terms; provided, however, that directors elected prior to June 1996 are not eligible to receive such options until the year 2000 annual meeting of shareholders.

     In 1995, Robert L. Mueller and Jeffery A. Colby, both at that time nonemployee directors, were each granted options for 80,000 shares of Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant. Mr. Mueller's options were immediately exercisable, and Mr. Colby's options vest in equal installments on the first three anniversaries of the date of grant. Mr. Walker was granted an option for 2,500 shares of Common Stock, with an exercise price equal to the $21.25 market value of the Common Stock on the date of grant, upon his election to the Board in November 1996; his options vest in equal installments on the first three anniversaries of grant.

     Harvey A. Belfer entered into a five-year employment agreement with the Company effective January 1, 1993. Mr. Belfer also agreed not to engage in certain activities that compete with the Company until two years after the termination of the employment agreement. Mr. Belfer retired as President effective June 26, 1996, at which time his employment agreement was terminated. The Board of Directors replaced Mr. Belfer's employment agreement with a five-year consulting agreement which provides for compensation of $35,000 per year and contains non-competition provisions; $20,417 was paid to Mr. Belfer in 1996 under this agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors performed the functions of a compensation committee from January until April 1996. During that time, the members of the Board of Directors were Messrs. Belfer, Brody, Mueller, Cain and Colby. In addition to being directors of the Company, Mr. Brody is the Company's Chairman and Chief

Executive Officer, and became President in June 1996, Mr. Belfer was the President of the Company until June 1996 and Edward Cain is the Company's Vice President of Sales and the President of a subsidiary. As the result of an acquisition, Mr. Colby became the employee of a subsidiary of the Company in June 1996.

     On April 30, 1996, the Board appointed a Compensation Committee which was then comprised of Robert Mueller and Jeffery Colby, both of whom were then outside directors. The Compensation Committee commenced functioning on June 26, 1996. As indicated above and in "Certain Transactions" below, Mr. Colby became a Company employee in June 1996. Effective August 1, 1996, Harvey Belfer replaced Mr. Colby on the Compensation Committee.

     Certain of the members of the Board of Directors have engaged in certain relationships and related transactions with the Company which in the case of Messrs. Belfer, Cain and Colby are described immediately below in "Certain Transactions" and in the case of Mr. Belfer are described immediately above in "Compensation of Directors."

  CERTAIN TRANSACTIONS

  ESEI Acquisition/Cain Employment Agreement

     Effective June 1994, the Company entered into an agreement with Mr. Cain, an officer of the Company since that time and a Director of the Company since July 1995, to conduct business in the Southeastern United States pursuant to a joint venture operating under the name of Employee Solutions -- East, Inc. ("ESEI"). ESEI was 99% owned by Mr. Cain, and 1% owned by the Company. At that time, the Company received an option to acquire Mr. Cain's interest in ESEI commencing June 1995 at a price equal to three times certain annualized fees. The initial term of the venture was one year and was to be automatically extended for an additional two-year period unless the Company exercised its option to purchase ESEI, during which period the Company provided certain support services and financial support to ESEI. In 1994, Mr. Cain received warrants to acquire 400,000 shares of the Company's Common Stock at an exercise price of $2.13 per share which were to expire through November 10, 2004, and were exercisable in five years or sooner if certain events occur. In April 1995, such warrants were replaced with stock options granted under the 1995 Plan and exercisable at the same price.

     Effective January 1, 1996, the Company acquired the remaining 99% equity interest in ESEI from Mr. Cain pursuant to its option. The base purchase price consisted of 648,000 unregistered shares of Common Stock. Mr. Cain received piggyback registration rights as to these shares during the period July 1 through December 31, 1996 and one demand registration right exercisable during 1997. In July 1996, the Company filed a registration statement registering such shares for resale by Mr. Cain.

     Mr. Cain was required to sign a promissory note in connection with the ESEI acquisition in the principal amount of $385,624 payable, together with interest at 8% per annum, on December 31, 1996 to reimburse the Company for certain expenses incurred by ESEI. Such amounts have been repaid to the Company.

     ESEI had entered into a five-year employment agreement beginning June 23, 1994 with Mr. Cain under which he served as ESEI's president and received cash commissions, reimbursement of certain expenses and certain other compensation. The Company guaranteed payment and performance of ESEI's obligations under the employment agreement with Mr. Cain. Mr. Cain entered into an Amended and Restated Employment Agreement with the Company effective January 1, 1996. The agreement provides for compensation in the form of commissions based upon administrative fees collected from the Company's PEO business and contains non-competition provisions which include certain exceptions during the term of the employment agreement and thereafter. The term of Mr. Cain's employment agreement ends June 23, 1999, unless earlier terminated.

  Other Cain Arrangements

     Under their noncompetition arrangements with the Company, Mr. Cain and another person are permitted to sell certain PEO services which have been declined by the Company, do not otherwise meet Company standards or do not meet certain other conditions. Mr. Cain is required to pay the Company 50% of all commissions and similar compensations which he receives for such brokerage. The amount paid in 1996 was approximately $24,975. In addition, Professional Employer Resources Corporation ("Perc"), a company jointly owned by those individuals, has an arrangement with the Company under which it receives commissions for the referral of new business to the Company; a Company subsidiary performs certain administrative services on behalf of Perc.

     In 1996, the Company paid Perc $352,648 in aggregate commissions for the referral of business (net of an adjustment described below). Perc also conducted a number of activities in 1996 which were ultimately agreed among Mr. Cain, the other individual and the Company that, although they were conducted in good faith, may have been beyond the scope of activities which the individuals were permitted to conduct. Perc has reimbursed the Company $543,550, constituting its 1996 estimated earnings resulting from these activities. In addition, Perc has agreed to pay the Company $273,000 (plus 6% interest from January 1, 1997) not later than December 31, 1997; that amount represents $157,000 in payment for administrative services performed for Perc by a Company subsidiary in 1996 and $116,000 representing an overpayment by the Company to Perc resulting from a determination that commissions were not due with respect to a transaction. Mr. Cain has agreed with the Company to divest his interest in Perc prior to the end of 1997.

     In certain instances, if it is determined upon review of year end information that commissions have been overpaid during the course of the year, persons who received those commissions payments are required to repay them to the Company. During 1996, the Company overpaid commissions of up to $123,000 to Mr. Cain, in addition to the adjustment for Perc referred to above. Mr. Cain and the Company have agreed to reconcile final 1996 commissions and complete repayments by the end of 1997.

  TEAM Services Acquisition/Colby Employment Agreement

     On June 22, 1996, the Company acquired all the outstanding capital stock of GCK Entertainment Service I, Inc. and Talent Entertainment and Media Services, Inc. ("TEAM Services"), a Burbank, California based company specializing in leasing commercial talent, musicians, and recording engineers to the music and advertising segments of the entertainment industry. In connection with the acquisition, the Company assumed net liabilities of approximately $825,000. The total purchase price will be four times total TEAM Services' pre-tax income for the 12-month period ending June 30, 1999. The purchase price will be paid in the form of net assumed liabilities and unregistered Common Stock. Any unregistered shares of Common Stock which may be issued would be entitled to certain piggy-back and demand registration rights. There is no stated maximum consideration payable in the transaction. In connection with the acquisition, the TEAM Services itself paid $41,000 of expenses properly allocable to the former TEAM Services shareholders, which the director and other shareholders have agreed to repay at December 31, 1996.

     Mr. Colby, a member of the Company's Board of Directors since November 1995, was a shareholder of TEAM Services, and served as Chief Executive Officer of TEAM Services since 1993. In connection with the TEAM Services acquisition, Mr. Colby entered into a three-year employment agreement with the Company pursuant to which he will continue to act as TEAM Services' President and will provide, among other services, certain marketing services. Mr. Colby will be compensated by means of a base salary of $75,000 per year, plus commissions equivalent to those of Company regional sales vice presidents, but not less than $60,000.

  Other

     Mr. Belfer is part owner of M.D. Labs, Inc. ("MD"), a company which utilizes the Company's employee leasing services. The Company billed MD $632,891 for employee leasing services during 1996.

COMPENSATION COMMITTEE AND BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Until April 1996, the Board of Directors performed the functions of a compensation committee. The Board of Directors, with Mr. Brody abstaining, decided on all aspects of the compensation for the Chief Executive Officer. The Compensation Committee was formed in April 1996, and first met in June 1996, and is responsible for:

          (1) reviewing and approving the annual salary, bonus and other benefits, direct and indirect, including perquisites and personal benefits, to be paid or awarded to key executives;

          (2) reviewing and approving new compensation and stock plans and changes to existing plans; and

          (3) administering the incentive compensation plans, stock option and other stock-based plans and other employee benefit plans of the Company and its subsidiaries or establishing committees to perform such functions.

     Prior to April 1996, the Company had a Stock Option Committee which was comprised of Messrs. Belfer and Brody; it was responsible for administering the incentive compensation plans, stock option and other stock-based plans to the Stock Option Committee. The Compensation Committee also replaced the Stock Option Committee in 1996.

     In light of the foregoing, this Report has been prepared by all of the members of the Board of Directors in 1996 prior to April 1996, which also includes all persons serving on the Compensation Committee and Stock Option Committee members during 1996.

COMPENSATION PHILOSOPHY

     The general philosophy of the Company's executive compensation program is to offer key executives compensation that is competitive in the marketplace yet also based on the Company's performance and the employee's individual contribution and performance. The Company's executive compensation policies are intended to motivate and reward executives for long-term strategic management and the enhancement of shareholder value through cash payments (salary) and equity incentives (in the form of stock options). The executive compensation objectives of the Company are to attract and retain highly qualified managers through competitive salary and benefit programs, encourage extraordinary effort on the part of management through well-designed incentive opportunities and contribute to the short- and long-term interests of the Company's shareholders.

     The Company's executive compensation program consists of two key elements, an annual component (salary) and a long-term component (stock options). The Company's policies with respect to each of these elements, as well as the basis for determining the compensation of Mr. Brody, are described below.

SALARY

     Salaries for executive officers are determined by evaluating several factors, including the executive's individual performance, experience and level of responsibility, as well as compensation data for executives with comparable responsibilities in the Company. The Company did not utilize an independent consulting firm in formulating compensation decisions. Executive officer salaries for fiscal 1996 were set by the Board of Directors on a case by case basis, frequently through the use of employment agreements. The Company's Executive Vice President -- Sales and Marketing is compensated by commissions and does not receive a salary. The Company believes this arrangement provides incentives appropriate for such position.

     The Chief Executive Officer's salary for fiscal 1996 was set by the Board of Directors, with Mr. Brody abstaining. Several factors were considered in determining the Chief Executive Officer's salary, primarily including Mr. Brody's equity ownership position in the Company, his individual performance, experience and level of responsibility, the increasing revenues and profitability of the Company during 1995, the growth of the Company via acquisitions in 1995, the expected continuation of expansion by acquisitions in 1996, the increases in Mr. Brody's duties as a result of Mr. Belfer's expected retirement as president in June 1996 and the Company's financial situation. The Board of Directors did not utilize any particular mathematical formula or other specific objective standards in determining Mr. Brody's current salary.

     The Company did not award cash bonuses to its executive officers in 1996. However, in 1997 the Company intends to consider the use of cash bonuses as an additional method of linking an executive officer's compensation to individual and/or Company performance.

STOCK OPTIONS

     Stock-based compensation is viewed as a critical incentive component of the Company's overall executive compensation program because it directly ties an executive's compensation to the value realized by the Company's shareholders and because it permits the Company to recruit and retain top talent. Grants of stock options are made under two plans, each of which has been approved by the Company's shareholders. With respect to the option grants made to employees and executive officers of the Company, the existing number of options held by each proposed optionee is considered, with a goal of increasing the equity incentive of the optionees.

     In April 1993, the Company's Board of Directors adopted and the Company's shareholders approved the 1993 Employee Incentive Stock Option Plan (the "1993 Option Plan") under which incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, nonemployee directors and others whose participation is deemed to be in the Company's best interest. During fiscal 1996, options to purchase a total of 2,000 shares of the Company's Common Stock were granted under the 1993 Option Plan to the Company's employees. No such stock options were granted to the Company's executive officers named in the Summary Compensation Table herein.

     In April 1995, the Company's Board of Directors adopted the 1995 Stock Option Plan (the "1995 Option Plan"), which was approved by the Company's shareholders in July 1995 and amended in 1996, with shareholder approval to increase the number of shares and make other changes. (See Proposal 2 below regarding a proposed further amendment of the 1995 Option Plan.) Under the 1995 Option Plan, incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, nonemployee directors and others whose participation is deemed to be in the Company's best interest. During fiscal 1996, options to purchase a total of 980,579 shares of the Company's Common Stock were granted under the 1995 Option Plan to the Company's employees, of which 70,000 were granted to the executive officers named in the Summary Compensation Table herein.

     Because of his significant ownership interest in the Company, no stock options have been granted to the Company's Chief Executive Officer. The Compensation Committee may consider the award of options to Mr. Brody in the future depending on the nature of his overall compensation arrangements.

OTHER COMPENSATION

     In addition to salaries and stock options, the Company provides compensation in the form of automobile, telephone expenses and term life and health insurance premiums to its Chief Executive Officer and certain of its executive officers.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code limits, to one million dollars, the deductibility by a publicly held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met, including a condition that the performance goals under which the compensation is paid must be established by a committee comprised solely of two or more "outside directors." The Board of Directors, and the Stock Option Committee as comprised prior to June 1996, did not satisfy that requirement. It is possible that executive compensation could exceed the Section 162(m) deductibility limit in certain cases, subject to the timing of exercises of stock options and the market prices of the Company's Common Stock at the time of such exercises.

                                          Respectfully submitted,

                                          HARVEY A. BELFER
                                          MARVIN D. BRODY
                                          EDWARD L. CAIN, JR.
                                          JEFFERY A. COLBY
                                          ROBERT L. MUELLER

                         SHAREHOLDER RETURN COMPARISON

     Set forth below is a graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and a Peer Group (as defined below) for the period commencing August 12, 1993 (the date on which trading in the Company's Common Stock commenced) and ending December 31, 1996. Shareholder returns are calculated based on the closing price of the Company's Common Stock on the relevant dates for each measurement period. The graph assumes that $100 was invested on August 12, 1993 in Company Common Stock, in the Standard & Poor's 500 Stock Index and the Peer Group and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on the Common Stock.

     The peer group used for this chart consists of AccuStaff Incorporated, Automatic Data Processing, Inc., Barrett Business Services, Inc., Career Horizons, Inc., Digital Solutions, Inc. and Paychex Inc. (the "Peer Group"). Although the Company does not consider the companies in the Peer Group to be direct competitors operating in exactly the same line of business as the Company, management believes that there are no other comparable companies whose shares were publicly traded during all relevant periods, and many analysts of the Company view the temporary services and payroll processing businesses to be most comparable to the employee leasing business. Accordingly, the Company has selected a Peer Group composed of companies engaged in such businesses.

     Historical stock price performance shown on the graph is not necessarily indicative of future price performance.

        Measurement Period               Employee
      (Fiscal Year Covered)              Solutions              S&P             Peer Group
12-Aug-93                                 100.00             100.00              100.00
1993                                      150.00             105.39              113.14
1994                                      145.00             106.78              122.89
1995                                      680.00             146.90              170.54
1996                                     1640.00             180.64              212.32

                                 PROPOSAL 2 --

            APPROVAL OF AN AMENDMENT OF THE EMPLOYEE SOLUTIONS, INC. 1995 STOCK OPTION PLAN TO LIMIT ANNUAL INDIVIDUAL GRANTS

     The Employee Solutions, Inc. 1995 Option Plan was adopted by the Board of Directors on April 6, 1995 and was approved by the Company's shareholders on July 12, 1995. It was amended, to increase the number of shares subject to option and make certain other changes, by the Board of Directors on April 30, 1996, and the amendments were approved by Company shareholders on June 26, 1996. Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. The Company believes that equity based incentive programs help insure a tight link between the interests of its shareholders and employees and enhance the Company's ability to continue recruiting and retaining top talent.

     The Board of Directors proposes amendment to the 1995 Option Plan to limit the number of shares of Company Common Stock which may be subject to an option granted to any individual in any calendar year to 250,000 shares. The purpose of this amendment is to comply with provision of Section 162(m) of the Internal Revenue Code which provides that, except in the case of specified compensation tied to performance, a public company is denied a tax deduction for compensation to any individual executive officer over $1 million in any calendar year. One of the conditions for that exemption is an annual limit on benefits which may be received by an executive officer; Internal Revenue Service regulations require that adoption of such a limit may be subject to shareholder vote.

     Because of the composition of the Board of Directors in the past, the Company has generally not had a Compensation Committee which met the "independence" standards required by Section 162(m). Because the Company now believes it will be in a position in the future to meet those standards, it wishes to take this action to preserve the deductibility of compensation attributable to future option grants.

     The 250,000 share annual limit per individual (which is subject to adjustment of the case of future stock dividends, splits or similar recapitalizations) was chosen to provide a sufficiently large number of shares to appropriately incent an outstanding individual to accept or retain an executive officer position if that were to be in the Company's and the shareholders' best interests, yet also provide an upper limit qualifying for
Section 162(m) standards. The Company and the Board of Directors have no current plans with respect to any such offer, and currently anticipate that individual option grants will be well below that level except in extraordinary circumstances.

     In the event the proposal is not approved by shareholders, the 1995 Option Plan will continue but the Company may not have the benefit of certain tax deductions in the future. Therefore, the Board of Directors unanimously recommends a vote for the proposal.

TEXT OF AMENDMENT

     If the proposal is approved by shareholders, the 1995 Option Plan would be amended by adding the following sentence to Section 5 of the Plan:

     No individual shall be granted options for more than 250,000 shares in any calendar year.

SUMMARY OF 1995 OPTION PLAN

     The summary of the 1995 Option Plan included in this Proxy Statement is qualified in its entirety by the specific language of the 1995 Option Plan. Copies of the 1995 Option Plan are available to any shareholder upon request addressed to Investor Relations Department, Employee Solutions, Inc., 6225 North 24th Street, Phoenix, Arizona 85016.

     Purposes. The purposes of the 1995 Option Plan are to attract and retain the best available employees, directors and third parties who can provide valuable services to the Company or any parent, subsidiary or affiliate, to provide additional incentive to such persons, and to promote the success of the Company's business.

     Administration and Share Reserve. A total of 3,500,000 shares of the Company's Common Stock are authorized for issuance under the 1995 Option Plan. As of May 5, 1997, 270,327 shares have been issued upon exercise of stock options and a total of 2,583,249 shares were subject to outstanding options granted under the 1995 Option Plan, leaving 646,424 shares remaining for future option grant.

     The 1995 Option Plan is administered by the Board of Directors or by a committee of directors appointed by the Board and constituted so as to permit the 1995 Option Plan to comply with the "disinterested administration" provisions under Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934. The administering body is referred to herein as the "Committee." The Committee determines those persons to whom stock options will be granted, the terms of such grants and the number of shares subject to options. The 1995 Option Plan provides for the grant of options which qualify as "incentive stock options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs").

     Eligibility. Any employee of the Company or any parent, subsidiary or affiliate is eligible to receive options under the 1995 Option Plan, provided that incentive stock options may only be granted to employees of the Company or any parent or subsidiary of the Company. Nonstatutory options may also be granted to other persons who are not officers, directors or employees, but whose participation is deemed to be in the Company's best interests. As of May 5, 1997, approximately 220 employees (including seven executive officers and directors) and two nonemployee directors were eligible to participate in the 1995 Option Plan.

     Nonemployee directors automatically receive nonqualified options to acquire 2,500 shares of the Company's Common Stock upon their initial election and, at each subsequent annual meeting of shareholders. Options granted pursuant to the automatic grant provision have a 10-year term and vest in equal installments on each of the first three anniversaries of the date of grant subject to continued board service. (Prior to 1996, the 1995 Stock Option Plan provided for a grant of options for 80,000 shares upon becoming a director, and an additional 80,000 shares on the fifth anniversary thereof.)

     Stock Option Programs. Certain employees of ESEI, ESI Risk Management Agency ("RMA") and ESI America, wholly-owned subsidiaries of the Company, are eligible to receive grants of stock options under the 1995 Stock Option Plan pursuant to stock option programs. Pursuant to the ESEI stock option program, regional vice presidents of ESEI are eligible to receive stock options based on their production, subject to conditions with respect to the level of ESEI's ongoing Professional Employer Organization ("PEO") business. Stock options granted to the regional vice presidents under the ESEI stock option program vest based on years of continuous service as a regional vice president. Pursuant to the RMA stock option program, the National Marketing Director of RMA is eligible to receive stock options based on volume of workers' compensation premium. Stock options granted to the National Marketing Director under the RMA stock option program are exercisable for five years after the date of issue. The ESI and RMA programs are terminable at the discretion of the Board of Directors. Two former officers of ESI America are entitled to receive options at the end of each of the three years of their employment agreements (which commenced effective October 2, 1995), subject to achievement of profitability targets. All options granted under these programs will have an exercise price not less than the fair market value of the Company's Common Stock on the date of grant. No options were granted under these programs in fiscal 1996.

     Stock Subject to the 1995 Option Plan. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1995 Option Plan currently is subject to adjustments in certain circumstances, including reorganizations, stock splits, reverse stock splits, stock dividends, spin-offs and other distributions of assets to shareholders. If any outstanding option grant under the 1995 Option Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1995 Option Plan as if no options had been granted with respect to such shares.

     Terms and Conditions of Options. Stock options granted under the 1995 Option Plan may have a maximum term of 10 years (five years in the case of incentive stock options granted to a holder of more than 10% of the Company's stock). The per-share exercise price of incentive stock options may not be less than the fair market value of the Common Stock (110% of the fair market value in the case of a holder of more than 10% of the Company's stock) on the date of grant. The exercise price of nonstatutory stock options may be any amount as determined by the Committee in its discretion. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time, during any calendar year by any holder of incentive stock options, cannot exceed $100,000, with the fair market value of such shares determined as of the time the incentive stock options for such shares were granted. Options are not transferable except that the Committee in its discretion may grant options that are transferable to immediate family members of the optionee or to trusts or partnerships for such family members. Options can be exercised only while an optionee is providing services for the Company or any parent, subsidiary or affiliate, except that an option may be exercised within certain periods of time after termination of employment other than for cause and in the event of retirement, death or permanent disability.

     Payment of the exercise price may be made in cash, or, if permitted by the grant, by transferring to the Company shares of the Company's Common Stock at fair market value on the date of exercise, provided that the optionee held the shares for at least six months. At the discretion of the Committee, the Company may extend credit to finance option exercises. Subject to certain limitations, the Committee may modify, extend or renew outstanding options, reduce the exercise price of options, accept the surrender of outstanding options and grant new options in substitution. If this proposal is adopted by shareholders, no individual may be granted options for more than 250,000 shares in any calendar year. That amount is subject to adjustment in the case of future stock splits, stock dividends, recapitalizations and similar changes. Each option may have additional terms and conditions consistent with the 1995 Option Plan as determined by the Committee.

     Accelerating Events. Unless otherwise provided in the grant letter, in the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving organization, shares subject to outstanding options may be substituted with shares from the surviving corporation, or options may be canceled and the optionee paid the excess of fair market value over the exercise price multiplied by the number of shares subject to options. Upon dissolution or liquidation of the Company, the optionee shall receive a cash payment computed in the manner described in the preceding sentence.

     Termination or Amendment of the 1995 Option Plan. The 1995 Option Plan provides that the Board may at any time terminate or amend the 1995 Option Plan without shareholder approval except where doing so would result in non-compliance with Rule 16b-3, the Code, or other applicable laws or regulations. The provisions for automatic grants to nonemployee directors can not be amended more than once every six months other than to comport with changes in applicable law or regulations. Unless sooner terminated by the Board or by the purchase of all stock subject to the 1995 Option Plan, the 1995 Option Plan will expire in April 2005.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the Company's understanding of the principal Federal income tax consequences of grants or awards made under the 1995 Option Plan based upon the applicable provisions of the Code in effect on the date hereof.

     Nonqualified Stock Options ("NSO"). An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

     When the NSO exercise price is paid in stock, the exercise is treated as:
(a) a tax-free exchange of the shares of stock (without recognizing any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the "spread" between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee's basis in the additional shares will equal the fair market value of the shares on the date of exercise and the holding period for such shares will begin on the date the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

     Incentive Stock Options ("ISO"). An optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, an alternative minimum tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction and the optionee has complied with the appropriate holding periods, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

     Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

VALUATION

     As of May 5, 1997, the last trade price for the Company's Common Stock, as reported by the NASDAQ National Market, was $7.375 per share.

OPTION GRANTS

     As of May 5, 1997, the following persons, or groups of persons, have been granted the indicated number of options under the 1995 Option Plan:

INDIVIDUAL/ GROUP                                  POSITION                             NUMBER
-------------------------   -------------------------------------------------------   ----------
Marvin D. Brody..........   Chairman, President and CEO and Director                           0
Roy A. Flegenheimer......   Chief Operating Officer                                      370,000
Edward L. Cain, Jr. .....   Executive Vice President -- Sales and Marketing,
                            Director                                                     400,000
Harvey A. Belfer.........   Director                                                           0
Jeffery A. Colby.........   Director and President of TEAM Services                       80,000
Robert L. Mueller........   Director                                                      80,000
Henry G. Walker..........   Director                                                       2,500
All executive officers as a group (six persons)....................................    1,090,000
All directors who are not executive officers, as a group (four persons)............      162,500
All non-executive officer and non-director employees as a group(1).................    1,601,076

---------------
(1) Excludes options which terminated without exercise.

     As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 1995 Option Plan. The table of option grants under "Executive Compensation -- Option/SAR Grants in the Last Fiscal Year" provides information with respect to the grant of options under the 1995 Option Plan during the last fiscal year to the executive officers named in the Summary Compensation Table. For information regarding the options granted to the non-executive officer directors during the past fiscal year, see "Executive Compensation -- Compensation of Directors."

RECOMMENDATION

     The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal to amend the Employee Solutions, Inc. 1995 Option Plan to limit annual individual grants.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1997. It is the Company's policy not to recommend to the security holders an independent auditor for election, approval or ratification. Arthur Andersen LLP's representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Arthur Andersen LLP has audited the Company's financial statements since November 30, 1994.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's Annual Meeting for the fiscal year ending December 31, 1997 must be received by the Company no later than February 9, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a shareholder wishes to present to the Company an item for consideration as an agenda item for a special meeting, the shareholder must give reasonable notice to the Secretary and give a brief description of the business desired to be discussed.

                                          THE BOARD OF DIRECTORS

June 4, 1997

                            EMPLOYEE SOLUTIONS, INC.
                            6225 NORTH 24TH STREET
                             PHOENIX, ARIZONA 85016

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Marvin D. Brody and Roy A. Flegenheimer as lawful agent and Proxy, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Employee Solutions, Inc. held of record by the undersigned on May 5, 1997, at the Annual Meeting of Shareholders to be held on July 9, 1997 or any adjournment thereof. The undersigned acknowledges receipt of the proxy statement dated June 4, 1997.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
            VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.


                                                                    SEE REVERSE
                                                                       SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE


                   FOR the nominees listed      WITHHOLD AUTHORITY
                   to the right (except as    to vote for all nominees
                marked to the contrary below    listed to the right

1. ELECTION OF             / /                        / /                NOMINEES:
   DIRECTORS                                                             Harvey A. Belfer, Marvin D. Brody,
                                                                         Edward L. Cain, Jr., Jeffrey A. Colby,
                                                                         Robert L. Mueller, Henry G. Walker


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.

----------------------------------------------------------------------------


This proxy also grants to the proxy holders the discretionary power to vote the proxy for a substitute nominee in the event any nominee becomes unavailable, to vote the shares represented cumulatively for one or more, but less than all, of the nominees named above if additional persons are nominated for election as directors, and to vote such shares cumulatively for one or more of the nominees named above other than those (if any) for whom authority to vote is withheld.

2. PROPOSAL TO APPROVE AN AMENDMENT OF                  FOR        AGAINST      ABSTAIN
   THE COMPANY'S 1995 OPTION PLAN TO LIMIT               / /          / /          / /
   THE NUMBER OF SHARES OF COMMON STOCK
   FOR WHICH ANY INDIVIDUAL MAY RECEIVE AN
   OPTION IN A YEAR TO 250,000 SHARES.


   The Board of Directors unanimously recommends that the shareholders vote FOR approval of this proposal.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



Signature(s)___________________________________________ Dated: __________, 1997

Please sign exactly as name appears above. When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person. (Be sure to date this Proxy)